Exhibit 10.2

                     AGREEMENT TO PAY-OFF THE DEBENTURE

THIS AGREEMENT TO PAY-OFF THE DEBENTURE (this "Agreement") is effective as of July 1, 2005, by and between INFINEON TECHNOLOGIES AG, a German stock corporation ("Infineon"), and RAMTRON INTERNATIONAL CORPORATION, a Delaware corporation (the "Company").

                                 WITNESSETH

WHEREAS, Infineon and the Company entered into a Securities Purchase Agreement dated as of March 14, 2002 (as amended, the "Securities Purchase Agreement"), pursuant to which the Company issued to Infineon a 5% Secured Convertible Debenture (the "Debenture");

WHEREAS, Infineon and the Company entered into a Waiver Agreement dated as of August 18, 2003 and an Amendment to Security Agreement and Release of Certain Intellectual Property dated as of March 30, 2004, pursuant to which certain payments were made by the Company to Infineon as reductions of the principal amount of the Debenture, such that the outstanding principal amount of the Debenture as of the date hereof is US$1,560,000.00;

WHEREAS, the Company wishes to pay-off all of the amounts remaining due and to become due to Infineon under the Debenture and Infineon wishes to accept such pay-off, on the terms set forth herein, in satisfaction of all obligations under the Debentures, the Securities Purchase Agreement and the Transaction Documents (as defined in the Securities Purchase Agreement), except as set forth herein;

WHEREAS, the Company has also entered into the Joint Investor Securities Purchase Agreement (as defined in the Securities Purchase Agreement) with other investors pursuant to which such investors were issued the Joint Investor Debentures (as defined in the Securities Purchase Agreement) and the Joint Investor Warrants (as defined in the Securities Purchase Agreement), and the Company wishes to pay off all amounts due and to become due under the Joint Investor Debentures concurrently with the pay-off of the Debenture pursuant to the terms hereof;

WHEREAS, pursuant to Section 7.11 of the Securities Purchase Agreement, in the event that the Company amends the Joint Investor Securities Purchase Agreement, the Joint Investor Debentures or the Joint Investor Warrants or otherwise modifies or changes any of the rights thereunder, Infineon has the right to elect to receive the benefit of such amendment, modification or change;

WHEREAS, Infineon wishes to waive any of its rights, and any obligation of the Company, under Section 7.11 of the Securities Purchase Agreement in connection with the Company's pay-off of all amounts due and to become due under the Joint Investor Debentures concurrently with the pay-off of the Debenture pursuant to the terms hereof;

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WHEREAS, the Company has granted to Infineon as security for its obligations under the Debenture a security interest in certain collateral pursuant to a Security Agreement dated as of March 28, 2002 (as amended, the "Security Agreement"); and

WHEREAS, the parties wish to provide for the release of the security under the Security Agreement upon pay-off of the Debenture;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Securities Purchase Agreement.

2. Pay-off of Debenture. The Company agrees to pay, and Infineon agrees to accept, the amount set out in Section 3 hereunder, as full pay-off of Infineon's entitlement to any amounts due or owed under the Debenture.

3. Amounts to be Paid. The amount required to be paid to Infineon as full pay-off of all amounts due and to become due under the Debenture is US$1,696,553.42, ("Payoff Amount"), which represents the aggregate principal, and the amount of any future interest payments which would have become due if the Debenture were repaid on its Maturity Date. The Payoff Amount shall be paid to Infineon on the effective date of this Agreement by wire transfer of funds to the U.S. bank account designated by Infineon prior to the date of this Agreement.

4. Acknowledgement of Early Repayment. Infineon acknowledges and agrees that it has independently determined that the Payoff Amount is reasonable consideration for early prepayment of the Debenture.

5. Satisfaction of Rights under the Transaction Documents. Infineon acknowledges that payment of the Payoff Amount to Infineon provided for in
Section 3 hereunder shall be in full satisfaction of Infineon's rights under the Debenture and the Transaction Documents to which it is a party, except for (a) the Warrant, (b) to the extent provided in the Warrant, the applicable defined terms in Section 1.2 of the Securities Purchase Agreement,
(c) with respect to any modifications, changes or amendments to Joint Investor Warrants, Section 7.11 of the Securities Purchase Agreement, (d) the definition of "Market Price" in the Debenture, and (e) Amendment No. 1, provided that the definition of "Registrable Securities" contained therein shall not include Conversion Shares or any shares of capital stock issued in respect of Conversion Shares.

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6.  Waiver.  Infineon hereby waives (a) any and all of its rights to object to a prepayment which is not in accordance with the original terms of the Debenture and the Transaction Documents to which it is a party, and (b) any of its rights, and any obligation of the Company, under Section 7.11 of the Securities Purchase Agreement in connection with the Company's pay-off of all amounts due and to become due under the Joint Investor Debentures concurrently with the pay-off of the Debenture pursuant to the terms hereof. In no event shall the Company pay-off all amounts due and to become due under the Joint Investor Debentures without concurrently paying the Payoff Amount to Infineon pursuant to this Agreement.

7. Termination of Transaction Documents. Infineon further acknowledges and confirms that, upon its receipt of the Payoff Amount, (a) all amounts due and payable by the Company to Infineon under the Debenture and the Transaction Documents to which it is a party have been paid and satisfied in full as of the date of the payment of the Payoff Amount; (b) all obligations of the Company under the Debenture and the Transaction Documents to which it is a party shall be deemed fulfilled; and (c) its Debenture and the Transaction Documents to which it is a party shall be deemed terminated and of no further force or effect, except, in each case, for (AA) the Warrant, (BB) to the extent provided in the Warrant, the applicable defined terms in Section 1.2 of the Securities Purchase Agreement, (CC) with respect to any modifications, changes or amendments to Joint Investor Warrants, Section 7.11 of the Securities Purchase Agreement, (DD) the definition of "Market Price" in the Debenture, and (EE) Amendment No. 1, provided that the definition of "Registrable Securities" contained therein shall not include Conversion Shares or any shares of capital stock issued in respect of Conversion Shares.

8.  Release of Liens.  Infineon, upon its receipt of the Payoff Amount shall
(a) immediately discharge its lien on, charge over and security interest in any assets of the Company, and all other collateral created under the Security Agreement, and take all action necessary on the part of Infineon to release the lien on the assets of the Company granted pursuant to the Security Agreement and any financing statements or other filings related thereto, and (b) grant, reassign, transfer, set over and convey by quitclaim to the Company all of Infineon's right, title and interest in the Collateral (as defined in the Security Agreement). Infineon further agrees, at the Company's sole cost and expense, to execute and/or deliver to the Company and any other applicable parties, promptly upon request, all documents, instruments and fees necessary to effectuate a release of such lien, charge or security interest. Infineon hereby authorizes the Company to record any UCC or other termination statements to evidence the agreements set forth in this Agreement with any applicable governmental or other authority, including without limitation, the U.S. Copyright Office. Infineon shall promptly provide to Ramtron copies of all such recorded documents.

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9.  Mutual Release.

    (a) The Company, for and on behalf of itself and its agents, representatives, successors and assigns, hereby fully and completely releases and forever discharges Infineon, from and against, and on account of, any and all claims, demands, actions, causes of action, liabilities, obligations, debts, damages, costs, expenses, attorney's fees and payments of any and every kind and nature whatsoever, whether express or implied, known or unknown, matured or contingent, suspected or unsuspected which the Company has, has had or may hereafter have against Infineon arising out of or relating to the Debentures and the Transaction Documents, the transactions contemplated therein, the execution thereof or the conduct of the parties relating thereto, excepting only (AA) the Warrant held by Infineon (BB) to the extent provided in the Warrant, the applicable defined terms in Section 1.2 of the Securities Purchase Agreement,
         (CC) with respect to any modifications, changes or amendments to Joint Investor Warrants, Section 7.11 of the Securities Purchase Agreement, (DD) the definition of "Market Price" in the Debenture, and (EE) Amendment No. 1, provided that the definition of "Registrable Securities" contained therein shall not include Conversion Shares or any shares of capital stock issued in respect of Conversion Shares.

    (b) Infineon, for and on behalf of itself and its agents, representatives, successors and assigns, hereby fully and completely releases and forever discharges the Company, from and against, and on account of, any and all claims, demands, actions, causes of action, liabilities, obligations, debts, damages, costs, expenses, attorney's fees and payments of any and every kind and nature whatsoever, whether express or implied, known or unknown, matured or contingent, suspected or unsuspected which Infineon has, has had or may hereafter have against the Company, arising out of or relating to the Debentures and the Transaction Documents, the transactions contemplated therein, the execution thereof or the conduct of the parties relating thereto, excepting only (AA) the Warrant held by Infineon (BB) to the extent provided in the Warrant, the applicable defined terms in Section 1.2 of the Securities Purchase Agreement,
         (CC) with respect to any modifications, changes or amendments to Joint Investor Warrants, Section 7.11 of the Securities Purchase Agreement, (DD) the definition of "Market Price" in the Debenture, and (EE) Amendment No. 1, provided that the definition of "Registrable Securities" contained therein shall not include Conversion Shares or any shares of capital stock issued in respect of Conversion Shares.

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10.  Miscellaneous.

    (a) Transfer of Interest. Infineon represents and warrants that (a) it has not transferred to a third party any interest in the Warrant or the Debenture issued to it under the Securities Purchase Agreement, and (b) it has not assigned its rights under the Security Agreement or its security interest created pursuant to the Security Agreement, and it has not created, incurred, assumed or permitted to exist any lien or encumbrance on its rights or security interest created pursuant to the Security Agreement.

    (b) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, provided that, Section 8 and any matters relating to the Security Agreement or the Collateral described therein will be governed by, and construed in accordance with, the laws of the jurisdiction applicable thereto pursuant to Section 19 of the Security Agreement.

    (c) Counterparts. This Agreement, and any and all consents hereto, may be signed in any number of counterparts. Any single counterpart or set of counterparts signed, in either case, by all the parties hereto shall constitute a full and original agreement for all purposes.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

INFINEON TECHNOLOGIES AG

/s/  Leena Soini
-------------------------
By:  Leena Soini
Name:  Leena Soini
Title: Director Capital Markets

/s/  Dr. Cornelius Simons
-------------------------
By:  Dr. Cornelius Simons
Name:  Dr. Cornelius Simons
Title: Corporate Legal Counsel


RAMTRON INTERNATIONAL CORPORATION

/s/  Eric A. Balzer
---------------------------
By:  Eric A. Balzer
Name:  Eric A. Balzer
Title: CFO

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